SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 19, 2002
                   ------------------------------------------
                        (Date of earliest event reported)

                               SAFETY-KLEEN CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                                    ---------
                 (State or Other Jurisdiction of Incorporation)

                              001-8368 51-0228924
                              --------------------
             (Commission File No.) (IRS Employer Identification No.)


     1301 Gervais Street, Suite 300, Columbia, South Carolina 29201 (Address
                   of principal executive offices) (zip code)

                                 (803) 933-4200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                        ---------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

On July 19, 2002 the registrant, jointly with Laidlaw Inc., issued the press release filed with this Current Report on Form 8-K as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.       Description
-------------     -----------------------------------------------
99.1              Press Release issued July 19, 2002 (Filed herewith.)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SAFETY-KLEEN CORP.



Date: July 19, 2002                 By:      /s/ James K. Lehman
                                        ---------------------------------
                                         James K. Lehman
                                         Senior Vice President, General
                                         Counsel and Secretary




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                                  EXHIBIT INDEX

Exhibit No.          Description
----------           -----------
 99.1                Press Release issued July 19, 2002 (Filed herewith.)

                                  Exhibit 99.1


                              JOINT PRESS STATEMENT

                    LAIDLAW AND SAFETY-KLEEN SETTLE DISPUTES


               New York - July 18, 2002 - Laidlaw Inc. and Safety-Kleen Corp. today jointly announced that through a court-approved mediation process they have reached an amicable resolution of all claims the companies have asserted against each other. Among other things, the settlement resolves Laidlaw's $6.5 billion claim against Safety-Kleen, Safety-Kleen's $13.8 billion claim against Laidlaw, claims by the Secured Lenders of Safety-Kleen of $6.3 billion against Laidlaw, and claims by certain officers and directors of each company against the other company.

               The mediation involved both companies and their major creditor groups. A settlement agreement reflecting the resolution was finalized today and the companies have agreed to work together to obtain necessary approvals from the respective bankruptcy courts in which Laidlaw and Safety-Kleen have filed for protection.

               The central component of the settlement between the two companies is the agreement by Laidlaw and its major creditor groups to provide in Laidlaw's Plan of Reorganization for an allowed general unsecured claim of $225 million in favor of Safety-Kleen Corp., to be classified as a Class 6 claim with other general unsecured claims under the Laidlaw Plan.

               "Resolution of the dispute between Safety-Kleen and Laidlaw is a significant step in the process of ensuring Laidlaw's orderly exit from bankruptcy," said Stephen F. Cooper, Laidlaw Inc.'s chief restructuring officer. "This settlement agreement will avoid months of costly litigation, and I look forward to working with Safety-Kleen to obtain the necessary court approvals and bringing this process to a successful closure."

               "We are glad that we were able to reach resolution through the mediation process," said Ronald A. Rittenmeyer, Safety-Kleen chairman, chief executive officer and president. "We believe this settlement is in the best interests of all the affected parties, and it represents another important step forward in Safety-Kleen's efforts to emerge from bankruptcy by the end of this year."

               David Geronemus of JAMS was the mediator selected by the parties and approved by the two bankruptcy courts.

Contact:   For Laidlaw Inc.                          For Safety-Kleen Corp.
           James D. Wareham 202/879-3983             John Kyte 803/933-4224